Exhibit 99.1

Avantair, Inc. Reports First Quarter Fiscal 2012 Financial Results

Increases revenue and continues sales growth in Axis Lease program

CLEARWATER, Fla. – November 9, 2011 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership in the light jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for its first quarter of fiscal 2012, which ended September 30, 2011.

First Quarter Fiscal 2012 Performance:

•	Total revenue grew 6.8% to $38.2 million, compared with $35.8 million in fiscal 2011 first quarter.

•	Total number of revenue generating flight hours flown increased by 9.1% to 11,368, compared with 10,418 hours flown in fiscal 2011 first quarter.

•

Non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and non-cash gain on debt extinguishment) resulted in a loss of $74,000 compared to a loss of $2.2 million in fiscal 2011 first quarter.

•

Net loss attributable to common stockholders was ($2.1) million, or ($.08) per share, based on 26.4 million weighted average shares outstanding, compared with a net loss of ($5.2) million, or ($0.20) per share, based on 26.4 million weighted average shares outstanding in fiscal 2011 first quarter.

Steven Santo, Chief Executive Officer of Avantair said, “This past quarter Avantair continued its focus on our core business of selling fractional shares, either through straight purchases or leases, and selling flight hour cards. We are pleased with our sales performance particularly with the increasing acceptance of our Axis Lease program, which supports the growth of our recurring revenue stream. As a result, we were able to take delivery of two aircraft during our recent quarter together with a third aircraft in mid-October. Moving forward, we will continue to concentrate on driving sales, with a focus on increasing fractional share sales and leases, and gaining market share. In addition, we are focused on improvements, efficiencies and back office cost reductions with more expected in the coming quarters. As we have consistently communicated, we will continue working directly with our owners to maintain the highest level of service, while safety remains our number one priority.”

Avantair, Inc.

Conference Call

Chief Executive Officer Steven Santo and Executive Vice President and Chief Financial Officer Stephen Wagman will hold a conference call with the financial community today, Wednesday, November 9, 2011 at 5:00 PM ET to review the Company’s financial results and provide an update on business developments.

Interested parties may participate in the conference call by dialing: 1 (888) 895-5271 U.S. Toll Free and 1 (847) 619-6547 U.S. Toll. For international callers: 1 (847) 619-6547 Toll. When prompted, give Confirmation #: 31126259 or ask for “Avantair’s Fiscal 2012 First Quarter Earnings Conference Call.” The live conference call will also be webcast on the Company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through November 23, 2011, by dialing 1 (888) 843-7419 US Toll Free or 1 (630) 652-3042 US Toll. For international callers: 1 (630) 652-3042 Toll. When prompted key in the Passcode: 31126259#.

Use of Non-GAAP Measure of Performance

The following table reflects the reconciliation of net loss, prepared in conformity with GAAP to the non-GAAP financial measure of Adjusted EBITDA:

	Three Months Ended September 30,
	2011	2010

Net loss	$(1,702,270)	$(4,814,309)
Add:
Depreciation and amortization	903,813	1,256,797
Interest expense	1,056,123	1,249,014
Stock-based compensation	173,209	95,763

Subtract:
Interest and other income	(65,998)	(11,122)
Gain on debt extinguishment	(438,621)	—

Adjusted EBITDA	$(73,744)	$(2,223,857)

Avantair, Inc.

The Company believes that the non-GAAP financial measure of Adjusted EBITDA is useful to investors as it excludes the gain on extinguishment of debt and other income and expense items that do not directly reflect the underlying performance of the Company’s business operations. This measure is a supplement to accounting principles generally accepted in the U.S. used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

About Avantair

Avantair, the sole North American provider of fractional shares, leases and flight time cards in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with more than 500 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental U.S., parts of Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 58 aircraft. For more information about Avantair, please visit: www.avantair.com

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

Avantair, Inc.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (“SEC”) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of accounting principles, generally accepted in the U.S., changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks. Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	Maryann Aarseth
Stephen Wagman	Public Relations/
EVP and Chief Financial Officer	Corporate Communications
727.538.7909	727.538.7948
swagman@avantair.com	maarseth@avantair.com

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

ASSETS

	September 30, 2011	June 30, 2011
Current Assets
Cash and cash equivalents	$4,412,400	$5,643,305
Accounts receivable, net of allowance for doubtful accounts of $289,885 and $231,357, respectively	12,995,969	12,202,020
Inventory	378,255	442,634
Current portion of aircraft costs related to fractional share sales	17,198,197	20,770,142
Prepaid expenses and other current assets	6,874,791	7,012,555

Total current assets	41,859,612	46,070,656

Long-Term and Other Assets
Aircraft costs related to fractional share sales, net of current portion	7,070,622	9,913,793
Property and equipment, at cost, net of accumulated depreciation and amortization of $20,655,498 and $19,838,924, respectively	43,187,188	36,733,929
Cash - restricted	2,362,447	2,361,851
Deposits on aircraft	8,024,688	9,500,988
Deferred maintenance on aircraft engines	369,610	266,087
Goodwill	1,141,159	1,141,159
Other assets	6,225,491	4,950,035

Total long-term and other assets	68,381,205	64,867,842

Total assets	$110,240,817	$110,938,498

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	September 30, 2011	June 30, 2011
Current Liabilities
Accounts payable	$7,121,587	$5,908,979
Accrued liabilities	8,447,523	6,181,807
Customer deposits	2,447,873	2,082,160
Short-term debt	12,450,000	13,000,000
Current portion of long-term debt	6,535,794	7,856,117
Current portion of deferred revenue related to fractional aircraft share sales	20,316,664	23,550,037
Unearned management fee, flight hour card and Axis Club Membership revenues	51,996,573	51,437,316

Total current liabilities	109,316,014	110,016,416

Long-Term Liabilities
Long-term debt, net of current portion	13,720,607	8,198,326
Deferred revenue related to fractional aircraft share sales, net of current portion	14,712,262	18,014,232
Deferred revenue related to Axis Club Membership sales, net of current portion	945,217	1,353,618
Other liabilities	2,732,540	2,658,945

Total long-term liabilities	32,110,626	30,225,121

Total liabilities	141,426,640	140,241,537

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,730,890	14,708,088

STOCKHOLDERS’ DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	—	—
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,422,845 and 26,418,246 shares issued and outstanding, respectively	2,642	2,642
Additional paid-in capital	57,358,466	57,212,099
Accumulated deficit	(103,277,821)	(101,225,868)

Total stockholders’ deficit	(45,916,713)	(44,011,127)

Total liabilities and stockholders’ deficit	$110,240,817	$110,938,498

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,
	2011	2010

Revenue
Fractional aircraft sold and lease revenue	$6,902,842	$9,197,823
Management and maintenance fees	20,273,090	18,418,706
Flight hour card and club membership revenue	8,995,470	6,157,395
Other revenue	2,039,884	2,008,192

Total revenue	38,211,286	35,782,116

Operating expenses
Cost of fractional aircraft shares sold	6,449,964	8,111,445
Cost of flight operations	17,556,164	17,653,113
Cost of fuel	4,617,512	3,938,572
General and administrative expenses	7,966,670	6,879,851
Selling expenses	1,867,929	1,518,755
Depreciation and amortization	903,813	1,256,797
Gain on debt extinguishment	(438,621)	—

Total operating expenses	38,923,431	39,358,533

Loss from operations	(712,145)	(3,576,417)

Other income (expenses)
Interest and other income	65,998	11,122
Interest expense	(1,056,123)	(1,249,014)

Total other expenses	(990,125)	(1,237,892)

Net loss	(1,702,270)	(4,814,309)

Preferred stock dividend and accretion of expenses	(372,485)	(372,346)

Net loss attributable to common stockholders	$(2,074,755)	$(5,186,655)

Loss per common share:
Basic and diluted	$(0.08)	$(0.20)

Weighted-average common shares outstanding:
Basic and diluted	26,422,832	26,354,502

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